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                       CUSTODIAN CONTRACT
                             Between
                    QUASAR ASSOCIATES, INC.
                              and
              STATE STREET BANK AND TRUST COMPANY



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                        TABLE OF CONTENTS

                                                             Page

1.    Employment of Custodian and Property to
      be Held By It.......................................

2.    Duties of the Custodian with Respect to
      Property of the Fund Held by the
      Custodian in the United States......................

      2.1   Holding Securities............................
      2.2   Delivery of Securities........................
      2.3   Registration of Securities....................
      2.4   Bank Accounts.................................
      2.5   Investment and Availability of
            Federal Funds
      2.6   Collection of Income..........................
      2.7   Payment of Fund Moneys........................
      2.8   Liability for Payment in Advance
            of Receipt of Securities Purchased............
      2.9   Appointment of Agents.........................
      2.10  Deposit of Securities in
            Securities System.............................
      2.11  Segregated Account............................
      2.12  Ownership Certificates for Tax
            Purposes......................................
      2.13  Proxies.......................................
      2.14  Communications Relating to Fund
            Portfolio Securities..........................
      2.15  Reports to Fund by Independent
            Public Accountants............................

3.    Duties of the Custodian with Respect to
      Property of the Fund Held Outside of the
      United States.......................................

      3.1   Appointment of Foreign Sub-
            Custodians....................................
      3.2   Assets to be Held.............................
      3.3   Foreign Securities Depositories...............
      3.4   Segregation of Securities.....................
      3.5   Agreements with Foreign Banking
            Institutions..................................
      3.6   Access of Independent Accountants
            of the Fund...................................
      3.7   Reports by Custodian..........................
      3.8   Transactions in Foreign Custody
            Account.......................................
      3.9   Liability of Foreign Sub-
            Custodians....................................


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      3.10  Monitoring Responsibilities...................
      3.11  Branches of U.S. Banks........................

4.    Payments for Repurchases or Redemptions
      and Sales of Shares of the Fund.....................

5.    Proper Instructions.................................

6.    Actions Permitted Without Express
      Authority...........................................

7.    Evidence of Authority...............................

8.    Duties of Custodian with Respect to the
      Books of Account and Calculations of Net
      Asset Value and Net Income..........................

9.    Records.............................................

10.   Opinion of Fund's Independent Accountant............

11.   Compensation of Custodian...........................

12.   Responsibility of Custodian.........................

13.   Effective Period, Termination and
      Amendment...........................................

14.   Successor Custodian.................................

15.   Interpretive and Additional Provisions..............

16.   Massachusetts Law to Apply..........................

17.   Prior Contracts.....................................


















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                       CUSTODIAN CONTRACT



         This Contract between. Quasar Associates, Inc., a

corporation organized and existing under the laws of Maryland,

having its principal place of' business at 140 Broadway, New

York, New York 10005, hereinafter called the "Fund", and State

Street Bank and Trust Company, a Massachusetts corporation,

having its principal place of business at 225 Franklin Street,

Boston, Massachusetts, 02110, hereinafter called the "Custodian",

         WITNESSETH:  That in consideration of the mutual

covenants and agreements hereinafter contained, the parties

hereto agree as follows:

1.  Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian

of its assets, including securities it desires to be held in places within the United States ("domestic securities") and

securities it desires to be held outside the United States

("foreign securities") pursuant to the provisions of the Articles of Incorporation. The Fund agrees to deliver to the Custodian all securities and cash owned by It, and all payments of income,

payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be




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responsible for any property of the Fund held or received by the

Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the

meaning of Article 5), the Custodian shall from time to time employ one or more sub-custodians located in the United States,

but only in accordance with an applicable voce by the Board of

Directors of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on

account of any actions or omissions of any sub-custodian so

employed than any such sub-custodian has to the Custodian. The

Custodian may employ as sub-custodians for the Fund's securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto but only in accordance with the provisions of Article 3.

2.       Duties of the Custodian with Respect to Property of the

Fund Held By the Custodian in the United States



2.1      Holding Securities. The Custodian shall hold and

         physically segregate for the account of the Fund all

         non-cash property, to be held by it in the United

         States, including all domestic securities owned by the

         Fund, other than securities which are maintained

         pursuant to Section 2.10 in a clearing agency which acts

         as a securities depository or in a book-entry system






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         authorized by the U.S. Department of the Treasury,

         collectively referred to herein as "Securities System".

2.2      Delivery of Securities. The Custodian shall release and

         deliver domestic securities owned by the Fund held by

         the Custodian or in a Securities System account of the

         Custodian only upon receipt of Proper Instructions,

         which may be continuing instructions when deemed

         appropriate by the parties, and only in the following

         cases:

              1)   Upon sale of such securities for the account

                   of the Fund and receipt of payment therefor;

              2)   Upon the receipt of payment in connection

                   with any repurchase agreement related to such

                   securities entered into by the Fund;

              3)   In the case of a sale effected through a

                   Securities System, in accordance with the

                   provisions of Section 2.10 hereof;

              4)   To the depository agent in connection with

                   tender or other similar offers for portfolio

                   securities of the Fund;

              5)   To the issuer thereof or its agent when such

                   securities are called, redeemed, retired or

                   otherwise become payable; provided that, in

                   any such case, the cash or other consideration

                   is to be delivered to the Custodian;




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              6)   To the issuer thereof, or its agent, for

                   transfer into the name of the Fund or into the

                   name of any nominee or nominees of the

                   Custodian or into the name or nominee name of

                   any agent appointed pursuant to Section 2.9 or

                   into the name or nominee name of any sub-

                   custodian appointed pursuant to Article 1; or

                   for exchange for a different number of bonds,

                   certificates or other evidence representing

                   the same aggregate face amount or number of

                   units; provided, that, in any such case, the

                   new securities are to be delivered to the

                   Custodian;

              7)   To the broker selling the same for examination

                   in accordance with the "street delivery"

                   custom;

              8)   For exchange or conversion pursuant to any

                   plan of merger, consolidation,

                   recapitalization, reorganization or

                   readjustment of the securities of the issuer

                   of such securities, or pursuant to provisions

                   for conversion contained in such securities,

                   or pursuant to any deposit agreement; provided

                   that, in any such case, the new securities and






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                   cash, if any, are to be delivered to the

                   Custodian;

              9)   In the case of warrants, rights or similar

                   securities, the surrender thereof In the

                   exercise of such warrants, rights or similar

                   securities or the surrender of interim

                   receipts or temporary securities for

                   definitive securities; provided that, in any

                   such case, the new securities and cash, if

                   any, are to be delivered to the Custodian;

              10)  For delivery in connection with any loans of

                   securities made by the Fund, but only against

                   receipt of adequate collateral as agreed upon

                   from time to time by the Custodian and the

                   Fund, which may be in the form of cash or

                   obligations issued by the United States

                   government, its agencies or instrumentalities,

                   except that in connection with any loans for

                   which collateral is to be credited to the

                   Custodian's account in the book-entry system

                   authorized by the U.S. Department of the

                   Treasury, the Custodian will not be held

                   liable or responsible for the delivery of

                   securities owned by the Fund prior to the

                   receipt of such collateral;




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              11)  For delivery as security in connection with

                   any borrowings by the Fund requiring a pledge

                   of assets by the Fund, but only against

                   receipt of amounts borrowed;

              12)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the Custodian

                   and a broker-dealer registered under the

                   Securities Exchange Act of 1934 (the "Exchange

                   Act") and a member of The National Association

                   of Securities Dealers, Inc. ("NASD"), relating

                   to compliance with the rules of The Options

                   Clearing Corporation and of any registered

                   national securities exchange, or of any

                   similar organization or organizations,

                   regarding escrow or other arrangements in

                   connection with transactions by the Fund;

              13)  For delivery in accordance with the provisions

                   of any agreement among the Fund, the

                   Custodian, and a Futures Commission Merchant

                   registered under the Commodity Exchange Act,

                   relating to compliance with the rules of the

                   Commodity Futures Trading Commission and/or

                   any Contract Market, or any similar

                   organization or organizations, regarding






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                   account deposits in connection with

                   transactions by the Fund;



              14)  Upon receipt of instructions from the transfer

                   agent ("Transfer Agent") for the Fund, for

                   delivery to such Transfer Agent or to the

                   holders of shares in connection with

                   distributions in kind, as may be described

                   from time to time in the Fund's currently

                   effective prospectus and statement of

                   additional information ("prospectus"), in

                   satisfaction of requests by holders of Shares

                   for repurchase or redemption; and



              15)  For any other proper corporate purpose, but

                   only upon receipt of, in addition to Proper

                   Instructions, a certified copy of a resolution

                   of the Board of Directors or of the Executive

                   Committee signed by an officer of the Fund and

                   certified by the Secretary or an Assistant

                   Secretary, specifying the securities to be

                   delivered, setting forth the purpose for which

                   such delivery is to be made, declaring such

                   purpose to be a proper corporate purpose, and






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                   naming the person or persons to whom delivery

                   of such securities shall be made.



2.3           Registration of Securities. Domestic securities

              held by the Custodian (other than bearer

              securities) shall be registered in the name of the

              Fund or in the name of any nominee of the Fund or

              of any nominee of the Custodian which nominee shall

              be assigned exclusively to the Fund, unless the

              Fund has authorized in writing the appointment of a

              nominee to be used in common with other registered

              investment companies having the same investment

              adviser as the Fund, or in the name or nominee name

              of any agent appointed pursuant to Section 2.9 or

              in the name or nominee name of any sub-custodian

              appointed pursuant to Article 1. All securities

              accepted by the Custodian on behalf of the Fund

              under the terms of this Contract shall be in

              "street name" or other good delivery form.



2.4           Bank Accounts. The Custodian shall open and

              maintain a separate bank account or accounts in the

              United States in the name of the Fund, subject only

              to draft or order by the Custodian acting pursuant

              to the terms of this Contract, and shall hold in




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              such account or accounts, subject to the provisions

              hereof, all cash received by it from or for the

              account of the Fund, other than cash maintained by

              the Fund in a bank account established and used in

              accordance with Rule 17f-3 under the Investment

              Company Act of 1940.  Funds held by the Custodian

              for the Fund may be deposited by it to its credit

              as Custodian in the Banking Department of the

              Custodian or in such other banks or trust companies

              as it may in its discretion deem necessary or

              desirable; provided, however, that every such bank

              or trust company shall be qualified to act as a

              custodian under the Investment Company Act of 1940

              and that each such bank or trust company and the

              funds to be deposited with each such bank or trust

              company shall be approved by vote of a majority of

              the Board of Directors of the Fund.  Such funds

              shall be deposited by the Custodian in its capacity

              as Custodian and shall be withdrawable by the

              Custodian only in that capacity.



2.5           Investment and Availability of Federal Funds.  Upon

              mutual agreement between the Fund and the

              Custodian, the Custodian shall, upon the receipt of

              Proper Instructions, make federal funds available




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              to the Fund as of specified times agreed upon from

              time to time by the Fund and the Custodian in the

              amount of checks received in payment for Shares of

              the Fund which are deposited into the Fund's

              account.



2.6           Collection of Income.  The Custodian shall collect

              on a timely basis all income and other payments

              with respect to United States registered securities

              held hereunder to which the Fund shall be entitled

              either by law or pursuant to custom in the

              securities business, and shall collect on a timely

              basis all income and other payments with respect to

              United States bearer securities if, on the date of

              payment by the issuer, such securities are held by

              the Custodian or its agent thereof and shall credit

              such income, as collected, to the Fund's custodian

              account. Without limiting the generality of the

              foregoing, the Custodian shall detach and present

              for payment all coupons and other income items

              requiring presentation as and when they become due

              and shall collect interest when due on securities

              held hereunder. Income due the Fund on United

              States securities loaned pursuant to the provisions

              of Section 2.2 (10) shall be the responsibility of




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              the Fund. The Custodian will have no duty or

              responsibility in connection therewith, other than

              to provide the Fund with such information or data

              as may be necessary to assist the Fund in arranging

              for the timely delivery to the Custodian of the

              income to which the Fund is properly entitled.



2.7           Payment of Fund Moneys. Upon receipt of Proper

              Instructions, which may be continuing instructions

              when deemed appropriate by the parties, the

              Custodian shall pay out moneys of the Fund in the

              following cases only:



              1)   Upon the purchase of domestic securities,

                   futures contracts or options on futures

                   contracts for the account of the Fund but only

                   (a) against the delivery of such securities,

                   or evidence of title to futures contracts or

                   options on futures contracts, to the Custodian

                   (or any bank, banking firm or trust company

                   doing business in the United States or abroad

                   which is qualified under the Investment

                   Company Act of 1940, as amended, to act as a

                   custodian and has been designated by the

                   Custodian as its agent for this purpose)




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                   registered in the name of the Fund or in the

                   name of a nominee of the Custodian referred to

                   in Section 2.3 hereof or in proper form for

                   transfer; (b) in the case of a purchase

                   effected through a Securities System, in

                   accordance with the conditions set forth in

                   Section 2.10 hereof or (c) in the case of

                   repurchase agreements entered into between the

                   Fund and the Custodian, or another bank, or a

                   broker-dealer which is a member of NASD, (i)

                   against delivery of the securities either in

                   certificate form or through an entry crediting

                   the Custodian's account at the Federal Reserve

                   Bank with such securities or (11) against

                   delivery of the receipt evidencing purchase by

                   the Fund of securities owned by the Custodian

                   along with written evidence of the agreement

                   by the Custodian to repurchase such securities

                   from the Fund;



              2)   In connection with conversion, exchange or

                   surrender of securities owned by the Fund as

                   set forth in Section 2.2 hereof;








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              3)   For the redemption or repurchase of Shares

                   issued by the Fund as set forth in Article 4

                   hereof;



              4)   For the payment of any expense or liability

                   incurred by the Fund, including but not

                   limited to the following payments for the

                   account of the Fund: interest, taxes,

                   management, accounting, transfer agent and

                   legal fees, and operating expenses of the Fund

                   whether or not such expenses are to be in

                   whole or part capitalized or treated as

                   deferred expenses;



              5)   For the payment of any dividends declared

                   pursuant to the governing documents of the

                   Fund;



              6)   For payment of the amount of dividends

                   received in respect of securities sold short;



              7)   For any other proper purpose, but only upon

                   receipt of, in addition to Proper

                   Instructions, a certified copy of a

                   resolution of the Board of Directors or of




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                   the Executive Committee of the Fund signed by

                   an officer of the Fund and certified by its

                   Secretary or art Assistant Secretary,

                   specifying the amount of such payment,

                   setting forth the purpose for which such

                   payment is to be made, declaring such purpose

                   to be a proper purpose, and naming the person

                   or persons to whom such payment is to be made.



2.8      Liability for Payment in Advance of Receipt of

         Securities Purchased.  In any and every case where

         payment for purchase of domestic securities for the

         account of the Fund is made by the Custodian in advance

         of receipt of the securities purchased in the absence of

         specific written instructions from the Fund to so pay in

         advance the Custodian shall be absolutely liable to the

         Fund for such securities to the same extent as if the

         securities had been received by the Custodian.



2.9      Appointment of Agents. The Custodian may at any time or

         times in its discretion appoint (and may at any time

         remove) any other bank or trust company which is itself

         qualified under the Investment Company Act of 1940, as

         amended, to act as a custodian, as its agent to carry

         out such of the provisions of this Article 2 as the




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         Custodian may from time to time direct; provided,

         however, that the appointment of any agent shall not

         relieve the Custodian of its responsibilities or

         liabilities hereunder.



2.10     Deposit of Securities in Securities Systems. The

         Custodian may deposit and/or maintain domestic

         securities owned by the Fund in a clearing agency

         registered with the Securities and Exchange Commission

         under Section 17A of the Securities Exchange Act of

         1934, which acts as a securities depository, or in the

         book-entry system authorized by the U.S. Department of

         the Treasury and certain federal agencies, collectively

         referred to herein as "Securities System" in accordance

         with applicable Federal Reserve Board and Securities and

         Exchange Commission rules and regulations, if any, and

         subject to the following provisions:



              1)   The Custodian may keep domestic securities of

                   the Fund in a Securities System provided that

                   such securities are represented in an account

                   ("Account") of the Custodian in the Securities

                   System which shall not include any assets of

                   the Custodian other than assets held as a






                               18



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                   fiduciary, custodian or otherwise for

                   customers;



              2)   The records of the Custodian with respect to

                   domestic securities of the Fund which are

                   maintained in a Securities System shall

                   identify by book-entry those securities

                   belonging to the Fund;



              3)   The Custodian shall pay for domestic

                   securities purchased for the account of the

                   Fund upon (i) receipt of advice from the

                   Securities System that such securities have

                   been transferred to the Account, and (ii) the

                   making of an entry on the records of the

                   Custodian to reflect such payment and transfer

                   for the account of the Fund. The Custodian

                   shall transfer domestic securities sold for

                   the account of the Fund upon (i) receipt of

                   advice from the Securities System that payment

                   for such securities has been transferred to

                   the Account, and (ii) the making of an entry

                   on the records of the Custodian to reflect

                   such transfer and payment for the account of

                   the Fund. Copies of all advices from the




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                   Securities System of transfers of domestic

                   securities for the account of the Fund shall

                   identify the Fund, be maintained for the Fund

                   by the Custodian and be provided to the Fund

                   at its request. Upon request, the Custodian

                   shall furnish the Fund confirmation of each

                   transfer to or from the account of the Fund in

                   the form of a written advice or notice and

                   shall furnish to the Fund copies of daily

                   transaction sheets reflecting each day's

                   transactions in the Securities System for the

                   account of the Fund.



              4)   The Custodian shall provide the Fund with any

                   report obtained by the Custodian on the

                   Securities System's accounting system,

                   internal accounting control and procedures for

                   safeguarding domestic securities deposited in

                   the Securities System;



              5)   The Custodian shall have received the initial

                   or annual certificate, as the case may be,

                   required by Article 13 hereof;








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              6)   Anything to the contrary in this Contract

                   notwithstanding, the Custodian shall be liable

                   to the Fund for any loss or damage to the Fund

                   resulting from use of the Securities System by

                   reason of any negligence, misfeasance or

                   misconduct of the Custodian or any of its

                   agents or of any of its or their employees or

                   from failure of the Custodian or any such

                   agent to enforce effectively such rights as it

                   may have against the Securities System; at the

                   election of the Fund, it shall be entitled to

                   be subrogated to the rights of the Custodian

                   with respect to any claim against the

                   Securities System or any other person which

                   the Custodian may have as a consequence of any

                   such loss or damage if and to the extent that

                   the Fund has not been made whole for any such

                   loss or damage.



2.11     Segregated Account. The Custodian shall upon receipt of

         Proper Instructions establish and maintain a segregated

         account or accounts for and on behalf of the Fund, into

         which account or accounts may be transferred cash and/or

         securities, including securities maintained in an

         account by the Custodian pursuant to Section 2.10




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         hereof, (i) in accordance with the provisions of any

         agreement among the Fund, the Custodian and a broker-

         dealer registered under the Exchange Act and a member of

         the NASD (or any futures commission merchant registered

         under the Commodity Exchange Act), relating to

         compliance with the rules of The Options Clearing

         Corporation and of any registered national securities

         exchange (or the Commodity Futures Trading Commission or

         any registered contract market), or of any similar

         organization or organizations, regarding escrow or other

         arrangements in connection with transactions by the

         Fund, (ii) for purposes of segregating cash or

         government securities in connection with options

         purchased, sold or written by the Fund or commodity

         futures contracts or options thereon purchased or sold

         by the Fund, (iii) for the purposes of compliance by the

         Fund with the procedures required by Investment Company

         Act Release No. 10666, or any subsequent release or

         releases of the Securities and Exchange Commission

         relating to the maintenance of segregated accounts by

         registered ivestment companies and (iv) for other proper

         corporate purposes, but only, in the case of clause

         (iv), upon receipt of, in addition to Proper

         Instructions, a certified copy of a resolution of the

         Board of Directors or of the Executive Committee signed




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         by an officer of the Fund and certified by the Secretary

         or an Assistant Secretary, setting forth the purpose or

         purposes of such segregated account and declaring such

         purposes to be proper corporate purposes.

2.12     Ownership Certificates for Tax Purposes. The Custodian

         shall execute ownership and other certificates and

         affidavits for all federal and state tax purposes in

         connection with receipt of income or other payments with

         respect to domestic securities of the Fund held by it

         and in connection with transfers of such securities.

2.13     Proxies.  The Custodian shall, with respect to the

         domestic securities held hereunder, cause to be promptly

         executed by the registered holder of such securities, if

         the securities are registered otherwise than in the name

         of the Fund or a nominee of the Fund, all proxies,

         without indication of the manner in which such proxies

         are to be voted, and shall promptly deliver to the Fund

         such proxies, all proxy soliciting materials and all

         notices relating to such securities.

2.14     Communications Relating to Fund Portfolio Securities.

         The Custodian shall transmit promptly to the Fund all

         written information (including, without limitation,

         pendency of calls and maturities of domestic securities

         and expirations of rights in connection therewith and

         notices of exercise of call and put options written by




                               23



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         the Fund and the maturity of futures contracts purchased

         or sold by the Fund) received by the Custodian from

         issuers of the domestic securities being held for the

         Fund.  With respect to tender or exchange offers, the

         Custodian shall transmit promptly to the Fund all

         written information received by the Custodian from

         issuers of the domestic securities whose tender or

         exchange is sought and from the party (or his agents)

         making the tender or exchange offer.  If the Fund

         desires to take action with respect to any tender offer,

         exchange offer or any other similar transaction, the

         Fund shall notify the Custodian at least three business

         days prior to the date on which the Custodian is to take

         such action.

2.15.    Reports to Fund by Independent Public Accountants.

         The Custodian shall provide the Fund, at such times as

         the Fund may reasonably require, with reports by

         independent public accountants on the accounting system,

         internal accounting control and procedures for

         safeguarding securities, futures contracts and options

         on futures contracts, including domestic securities

         deposited and/or maintained in a Securities System,

         relating to the services provided by the Custodian under

         this Contract; such reports shall be of sufficient scope

         and in sufficient detail, as may reasonably be requited




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         by the Fund to provide reasonable assurance that any

         material inadequacies would be disclosed by such

         examination, and, if there are no such inadequacy

         reports shall so state.

3.       Duties of the Custodian with Respect to Property Fund

         Held Outside of the United States

3.1      Appointment of Foreign Sub-Custodians.

         The Custodian is authorized and instructed to employ as

         sub-custodians for the Fund's securities and other

         assets maintained outside of the United States the

         foreign banking institutions and foreign securities

         depositories designated on Schedule A hereto ("foreign

         sub-custodians").  Upon receipt of "Proper

         Instructions", together with a certified resolution of

         the Fund's Board of Directors, the Custodian and the

         Fund may agree to amend Schedule A hereto from time to

         time to designate additional foreign banking

         institutions and foreign securities depositories to act

         as sub-custodians.  Upon receipt of Proper Instructions

         from the Fund the Custodian shall cease the employment

         of any one or more of such sub-custodians for

         maintaining custody of the Fund's assets.

3.2      Assets to be Held.  The Custodian shall limit the

         securities and other assets maintained in the custody of

         the foreign sub-custodians to: (a) "foreign securities",




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         as defined in paragraph (c)(1) of Rule 17f-5 under the

         Investment Company Act of 1940, and (b) cash and cash

         equivalents in such amounts as the Custodian or the Fund

         may determine to be reasonably necessary to effect the

         Fund's foreign securities transactions.

3.3      Foreign Securities Depositories.  Except as may

         otherwise be agreed upon in writing by the Custodian and

         the Fund, assets of the Fund shall be maintained in

         foreign securities depositories only through

         arrangements implemented by the foreign banking

         institutions serving as sub-custodians pursuant to the

         terms hereof.

3.4      Segregation of Securities.  The Custodian shall identify

         on its books as belonging to the Fund, the foreign

         securities of the Fund held by each foreign sub-

         custodian.  Each agreement pursuant to which the

         Custodian employs a foreign banking institution shall

         require that such institution establish a custody

         account for the Custodian on behalf of the Fund and

         physically segregate in that account securities and

         other assets of the Fund, and, in the event that such

         institution deposits the Fund's securities in a foreign

         securities depository, that it shall identify on its

         books as belonging to the Custodian, as agent for the

         Fund, the securities so deposited (all collectively

         referred to as the "Account").

3.5      Agreements with Foreign Banking Institutions.  Each

         agreement with a foreign banking institution shall be

         substantially in the form set forth in Exhibit I hereto

         and shall provide that:  (a) the Fund's assets will not

         be subject to any right, charge, security iterest, lien

         or claim of any kind in favor of the foreign banking

         institution or its creditors, except a claim of payment

         for their safe custody or administration; (b) beneficial

         ownership for the Fund's assets will be freely

         transferable without the payment of money or value other

         than for custody or administration; (c) adequate records

         will be maintained identifying the assets as belonging

         to the Fund; (d) officers of or auditors employed by, or

         other representatives of the Custodian, including to the

         extent permitted under applicable law the independent

         public accountants for the Fund, will be given access to

         the books and records of the foreign banking institution

         relating to its actions under its agreement with the

         Custodian; and (e) assets of the Fund held by the

         foreign sub-custodian will be subject only to the

         instructions of the Custodian or its agents.

3.6      Access of Independent Accountants of the Fund.  Upon

         request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records

         of any foreign banking institution employed as a foreign

         sub-custodian insofar as such books and records relate

         to the performance of such foreign banking institutions

         under its agreement with the Custodian.

3.7      Reports by Custodian.  The Custodian will supply to the

         Fund from time to time, as mutually agreed upon,

         statements in respect of the securities and other assets

         of the Fund held by foreign sub-custodians, including

         but not limited to an identification of entities having

         possession of the Fund's securities and other assets and

         advices or notifications of any transfers of securities

         to or from each custodial account maintained by a

         foreign banking institution for the Custodian on behalf

         of the Fund indicating, as to securities acquired for

         the Fund, the identity of the entity having physical

         possession of such securities.

3.8      Transactions in Foreign Custody Account.  (a) Upon

         receipt of Proper Instructions, which may be continuing

         instructions when deemed appropriate by the parties, the

         Custodian shall make or cause its foreign sub-custodian

         to transfer, exchange or deliver foreign securities

         owned by the Fund, but except to the extent explicitly provided herein only in any of the cases specified in

         Section 2.2

         (b) Upon receipt of Proper Instructions, which may be

         continuing instructions when deemed appropriate by the

         parties the Custodian shall pay out or cause its foreign

         sub-custodians to pay out monies of the Fund, but except

         to the extent explicitly provided herein only in any of

         the cases specified in Section 2.7.

         (c) Notwithstanding any provision of this Contract to

         the contrary, settlement and payment for securities

         received for the account of the Fund and delivery of

         securities maintained for the account of the Fund may be

         effected in accordance with the customary or established

         securities trading or securities processing practices

         and procedures in the jurisdiction or market in which

         the transaction occurs, including, without limitation,

         delivering securities to the purchaser thereof or to a

         dealer therefor (or an agent for such purchaser or

         dealer) against a receipt with the expectation of

         receiving later payment for such securities from such

         purchaser or dealer.

         (d) Securities maintained in the custody of a foreign

         sub-custodian may be maintained in the name of such

         entity's nominee to the same extent as set forth in

         Section 2.3 of this Contract and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9      Liability of Foreign Sub-Custodians.  Each agreement

         pursuant to which the Custodian employs a foreign

         banking institution as a foreign sub-custodian shall

         require the institution to exercise reasonable care in

         the performance of its duties and to indemnify, and hold

         harmless, the Custodian and Fund from and against any

         loss, damage, cost, expense, liability or claim arising

         out of or in connection with the institution's

         performance of such obligations.  At the election of the

         Fund, it shall be entitled to be subrogated to the

         rights of the Custodian with respect to any claims

         against a foreign banking institution as a consequence

         of any such loss, damage, cost, expense, liability or

         claim if and to the extent that the Fund has not been

         made whole for any such loss, damage, cost, expense,

         liability or claim.

3.10     Monitoring Responsibilities.  The Custodian shall

         furnish annually to the Fund, during the month of June,

         information concerning the foreign sub-custodians

         employed by the Custodian.  Such information shall be

         similar in kind and scope to that furnished to the Fund

         in connection with the initial approval of this

         Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition

         of a foreign sub-custodian or is notified by a foreign

         banking institution employed as a foreign sub-custodian

         that there appears to be a substantial likelihood that

         its shareholders' equity will decline below $200 million

         (U.S. dollars or the equivalent thereof) or that its

         shareholders' equity has declined below $200 million (in

         each case computed in accordance with generally accepted

         U.S. accounting principles).

3.11     Branches of U.S. Banks.  Except as otherwise set forth

         in this Contract, the provisions hereof shall not apply

         where the custody of the Fund assets maintained in a

         foreign branch of a banking institution which is a

         "bank" as defined by Section 2(a) (5) of the Investment

         Company Act of 1940 which meets the qualification set

         forth in Section 26(a) of said Act.  The appointment of

         any such branch as a sub-custodian shall be governed by

         Article 1 of this Contract.

4.       Payments for Repurchases or Redemptions and Sales of

         Shares of the Fund

         From such funds as may be available for the purpose but

subject to the limitations of the Articles of Incorporation and any applicable votes of the Board of Directors of the Fund

pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer

Agent a request for redemption or repurchase of their Shares.  In connection with the redemption or repurchase of Shares of the

Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.  In connection with the redemption or repurchase of Shares of the Fund, the

Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

         The Custodian shall receive from the distributor for the

Fund's Shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund.  The

Custodian will provide timely notification to the Fund and the

Transfer Agent of any receipt by it of payments for Shares of the

Fund.

5.       Proper Instructions

         Proper Instructions as used herein means a writing

signed or initialled by one or more person or persons as the

Board of Directors shall have from time to time authorized.  Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested.  Oral instructions will be considered Proper Instructions if the Custodia-n

reasonably believes them to have been given by a person

authorized to give such instructions with respect to the

transaction involved.  The Fund shall cause all oral instructions to be confirmed in writing.  Upon receipt of a certificate of the

Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund accompanied by a detailed description of procedures approved by the Board of Directors,

Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

6.       Actions Permitted without Express Authority

         The Custodian may in its discretion, without express

authority from the Fund:

         1)   make payments to itself or others for minor

expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such

payments shall be accounted for to the Fund;

         2)   surrender securities in temporary form for

securities in definitive form;

         3)   endorse for collection, in the name of the Fund,

checks, drafts and other negotiable instruments; and

         4)   in general, attend to all non-discretionary details

in connection with the sale, exchange, substitution, purchase,

transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Directors of the Fund.

7.       Evidence of Authority

         The Custodian shall be protected in acting upon any

instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.  The Custodian may receive and accept a certified copy of a vote of the Board of

Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8.       Duties of Custodian with Respect to the Books of Account

and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary

information to the entity or entities appointed by the Board of

Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the

Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective prospectus and shall advise the

Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the

Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components.

The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times described from time to time in the Fund's currently effective prospectus.

9.       Records

         The Custodian shall create and maintain all records

relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the

Investment Company Act of 1940, with particular attention to

Section 31 thereof and Rules 31a-1 and 31a-2 thereunder,

applicable federal and state tax laws and any other law or

administrative rules or procedures which may be applicable to the

Fund.  All such records shall be the property of the Fund and shall at all times during the regular business hours of the

Custodian be open for inspection by duly authorized officers,

employees or agents of the Fund and employees and agents of the

Securities and Exchange Commission.  The Custodian shall, at the

Fund's request, supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include

certificate numbers in such tabulations.

10.      Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the

Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the

preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.      Compensation of Custodian

         The Custodian shall be entitled to reasonable

compensation for its services and expenses as Custodian, as

agreed upon from time to time between the Fund and the Custodian.

12.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise

of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this

Contract and shall be held harmless in acting upon any notice,

request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.  The Custodian shall be held to the exercise of

reasonable care in carrying out the provisions of this Contract, but shall be kept Indemnified by and shall be without liability to the Fund for any action taken or initiated by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.  Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a

separate Agreement entered into between the Custodian and the

Fund.

         The Custodian shall be liable for the acts or omissions

of a foreign banking institution appointed pursuant to the

provisions of Article 3 to the same extent as set forth in

Article 1 hereof with respect to sub-custodians located in the

United States and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign

securities depository or a branch of a U.S. bank as contemplated by paragraph 3.11 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody or any securities or cash of the Fund in a foreign country including, but not limited to, losses resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism.

         If the Fund requires the Custodian to take any action

with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian,

result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the

Custodian to take such action, shall provide indemnity to the

Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian to advance cash or

securities for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges,

expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the

Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

13.      Effective Period, Termination and Amendment

         This Contract shall become effective as of its

execution, shall continue in full force and effect until

terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof In the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors of the Fund have approved the initial use of a particular Securities System and the receipt of an

annual certificate of the Secretary or an Assistant Secretary that the Board of Directors have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended; provided further, however, that the Fund shall not amend or terminate this

Contract in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation,

and further provided, that the Fund may at any time by action of its Board of Directors (i) substitute another bank or trust

company for the Custodian by giving notice as described above to the Custodian, or (1i) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the

Custodian by the Comptroller of the Currency or upon the

happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to

the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

14.      Successor Custodian

         If a successor custodian shall be appointed by the Board

of Directors of the Fund, the Custodian shall, upon termination,

deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all

securities then held by it hereunder and shall transfer to an account of the successor custodian all of the Fund's securities held in a Securities System.

         If no such successor custodian shall be appointed, the

Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Directors of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a

successor custodian or certified copy of a vote of the Board of

Directors shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the

Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company

Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than

$125,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of the

Fund's securities held in any Securities System.  Thereafter,

such bank or trust company shall be the successor of the

Custodian under this Contract.

         In the event that securities, funds and other properties

remain in the possession of the Custodian after the date of

termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of

Directors to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities,

funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the

Custodian and the Fund may from time to time agree on such

provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract.  Any such interpretive or additional provisions shall be in a writing signed by both

parties and shall be annexed hereto, provided that no such

interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the

Articles of Incorporation of the Fund.  No interpretive or

additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

16.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions

thereof interpreted under and in accordance with laws of The

Commonwealth of Massachusetts.

17.      Prior Contracts

         This Contract supersedes and terminates, as of the date

hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund's assets.

         IN WITNESS WHEREOF, each of the parties has caused this

Instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 13th day of November, 1986.







ATTEST                       QUASAR ASSOCIATES, INC.





/s/ Edmund P. Bergan, Jr.       /s/ Daniel V. Parker

_________________________    By__________________________

                               Daniel V. Parker





ATTEST                       STATE STREET BANK AND TRUST COMPANY





/s/ Kathleen Kubit             /s/ (unidentifiable by State Street)

_________________________    By__________________________

Assistant Secretary            Vice President

00250150.AS8

                           Schedule A







         The following foreign banking institutions and foreign

securities depositories have been approved by the Board of

Directors of Quasar Associates, Inc.  for use as sub-custodians for the Fund's securities and other assets:



ANZ Banking Group Ltd.                            Australia

Banque Bruxelles Lambert                          Belgium

Canada Trust Company                              Canada

Kansallis-Osake Pankki                            Finland

Credit Commercial De France                       France

Berliner Handels Und Frankfurter Bank             Germany

Standard Chartered Bank                           Hong Kong

Credito Italiano                                  Italy

Sumitomo Trust & Banking Company Limited          Japan

Bank Mees & Hope, N.V. Algemene Bank Nederland    The Netherlands

Christiania Bank OG Kreditkasse                   Norway

DBS Trustee Ltd.                                  Singapore

Skandinaviska Enskilda Banken                     Sweden

Union Bank of Switzerland                         Switzerland

00250150.AS8